CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of TIAA-CREF Funds of our report dated December 16, 2021, relating to the financial statements and financial highlights, which appears in TIAA-CREF International Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us on the cover page of the statement of additional information and under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC

August 8, 2022